UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

June 16, 2014

MAGELLAN HEALTH, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-6639	58-1076937
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

55 NOD ROAD
AVON, CONNECTICUT	06001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 507-1900

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On June 17, 2014, Magellan Health, Inc. (the “Company”) will hold an investor conference (the “Conference”) in New York, New York.  The Conference will feature presentations by the Company’s executive management team highlighting the Company’s business strategy to deliver long-term growth and enhance shareholder value, including specifics related to its various businesses.

At the Conference, the Company will reconfirm its full year guidance as issued in our First Quarter 2014 Financial Results press release dated April, 29, 2014.  The full year expectations are for revenue of $3.6 billion to $3.8 billion, net income of $53 million to $69 million, segment profit of $238 million to $258 million, and earnings per share (“EPS”) of $1.89 to $2.46 based on 28.1 million average fully diluted shares.

At the Conference, the Company will introduce two new non-GAAP measures.  The Company’s adjusted net income and adjusted EPS will exclude after-tax amortization of acquired intangible assets and stock compensation expense associated with acquisitions that closed after January 1, 2013.  The Company believes these new non-GAAP measures provide a more useful comparison of the Company’s underlying business performance from period to period and is more representative of the earnings capacity of the Company.  The Company’s management will use these new non-GAAP measures to assess business performance and to make business decisions regarding the Company’s operations.  Non-GAAP financial measures we disclose, such as segment profit, adjusted net income, and adjusted EPS, should not be considered a substitute for, or superior to, financial measures determined or calculated in accordance with GAAP.

Below is a table that reconciles 2013 actual and 2014 guidance for these non-GAAP measures to the nearest comparable GAAP measure.

	2013	2014 Guidance
	Actual	Low	Low
Adjusted Net Income	$126,993	$74,500	$92,500
Adjusted for acquisitions starting in 2013
Amortization of acquired intangibles	(1,453)	(13,000)	(14,000)
Stock compensation relating to acquisitions	(831)	(24,000)	(26,000)
Tax impact	552	15,500	16,500
Net Income	$125,261	$53,000	$69,000

Adjusted EPS	$4.59	$2.65	$3.29
Adjusted for acquisitions starting in 2013
Amortization of acquired intangibles	(0.05)	(0.46)	(0.50)
Stock compensation relating to acquisitions	(0.03)	(0.85)	(0.92)
Tax impact	0.02	0.55	0.59
EPS	$4.53	$1.89	$2.46

The Conference is scheduled to begin at 8:30 a.m. Eastern time on June 17, 2014.  Attendance at the event is by invitation only.  Individuals who wish to access a live audio webcast of the event, as well as presentation materials, may do so at the investor relations page on MagellanHealth.com. Individuals who plan to access the webcast should log on to the website approximately 15 minutes before the scheduled start time, to register and download and install any necessary software. Approximately one hour following the conclusion of the live webcast, a replay of the audio webcast and presentation materials, including slides presented at the Conference, will be available on the Company’s website for 30 days.  The information contained on the Company’s website, including the presentation materials, are not part of this Form 8-K and are not incorporated by reference into the Form 8-K.

Those who plan to access the webcast or recording are encouraged to read Magellan’s Annual Report on Form 10-K for the year ended December 31, 2013, filed with the Securities and Exchange Commission on March 3, 2014, and subsequent Quarterly Reports on Form 10-Q filed with the SEC during 2014, for material information regarding Magellan’s operational and financial results, including the section titled “Risk Factors.”

Cautionary Statement

Certain information in this Form 8-K may constitute forward-looking statements contemplated under the Securities Exchange Act of 1934 and the Securities Act of 1933, as amended, which involve a number of risks and uncertainties.  All statements, other than statements of historical information provided herein, may be deemed to be forward-looking statements including, without limitation, statements regarding estimates of 2014 revenue, net income, segment profit, earnings per share, amortization of acquired intangibles and associated tax impact, and stock compensation relating to acquisitions and associated tax impact, business strategy, future financial performance, and growth..These statements are based on management’s analysis, judgment, belief and expectation only as of the date hereof, and are subject to uncertainty and changes in circumstances. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “may,” “should,” “could,” “estimate,” “intend” and other similar expressions are intended to identify forward-looking statements. Actual results could differ materially due to, among other things, the possible election of certain of the Company’s customers to manage the health care services of their members directly; changes in rates paid to and/or by the Company by customers and/or providers; higher utilization of health care services by the Company’s risk members; delays, higher costs or inability to implement new business or other Company initiatives; the impact of changes in the contracting model for Medicaid contracts; termination or non-renewal of customer contracts; the impact of new or amended laws or regulations; governmental inquiries; litigation; competition; operational issues; health care reform; and general business conditions. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included within the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, filed with the Securities and Exchange Commission on March 3, 2014, and the Company’s subsequent Quarterly Reports on Form 10-Q filed during 2014. Readers are cautioned not to place undue reliance on these forward-looking statements. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date of this filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGELLAN HEALTH SERVICES, INC.

Date: June 16, 2014	By:	/s/ Jonathan N. Rubin
Name: Jonathan N. Rubin
Title: Executive Vice President and Chief Financial Officer